Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Dillard’s, Inc. (“Dillard’s”), acting pursuant to authorization of the Board of Directors of Dillard’s, hereby appoints Dean L. Worley, Chris B. Johnson and Phillip R. Watts, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of Dillard’s, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to (i) the issuance and sale of up to 3,000,000 shares of Class A Common Stock, $.01 par value, of Dillard’s to be issued and delivered in accordance with the Dillard’s, Inc. Investment & Employee Stock Ownership Plan (formerly, the Dillard Department Stores, Inc. Retirement Plan) (the “Plan”); and (ii) an indeterminate number of interests to be offered or sold pursuant to the Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

Executed as of the 26th day of February, 2015.

Signed:	/s/ William Dillard, II
Name:	WILLIAM DILLARD, II

Signed:	/s/ Alex Dillard
Name:	ALEX DILLARD

Signed:	/s/ Mike Dillard
Name:	MIKE DILLARD (as of March 4, 2015)

Signed:	/s/ Drue Matheny
Name:	DRUE MATHENY

Signed:	/s/ Frank R. Mori
Name:	FRANK R. MORI

Signed:	/s/ J.C. Watts, Jr.
Name:	J.C. WATTS, JR.

Signed:	/s/ Robert C. Connor
Name:	ROBERT C. CONNOR

Signed:	/s/ Nick White
Name:	NICK WHITE

Signed:	/s/ Warren A. Stephens
Name:	WARREN A. STEPHENS

Signed:	/s/ H. Lee Hastings, III
Name:	H. LEE HASTINGS, III

Signed:	/s/ Reynie Rutledge
Name:	REYNIE RUTLEDGE

Signed:	/s/ James I. Freeman
Name:	JAMES I. FREEMAN